EXHIBIT 99.1

Spirit Airlines Reports Second Quarter 2016 Results

MIRAMAR, FL. (July 29, 2016) - Spirit Airlines, Inc. (NASDAQ: SAVE) today reported second quarter 2016 financial results.

•	GAAP net income for the second quarter 2016 was $73.1 million ($1.03 per diluted share). Excluding special items, net income for the second quarter 2016 was $78.5 million ($1.11 per diluted share)[1].

•	On a GAAP basis, operating margin for the second quarter 2016 was 20.9 percent. Adjusted operating margin for the second quarter 2016 was 22.3 percent[2].

•	Unrestricted cash and cash equivalents as of June 30, 2016 was $1.0 billion.

•	Spirit's return on invested capital (before taxes and excluding special items) for the twelve months ended June 30, 2016 was 27.6 percent[3].

“While in line with our expectations, our second quarter 2016 financial results were negatively impacted by continued pressure on yields.  Looking ahead, we see strong volumes for the peak summer leisure travel period but anticipate yield pressures will persist,” said Bob Fornaro, Spirit’s Chief Executive Officer.  “On the operations front, I’m pleased to report that the changes we’re making to improve our on-time performance are beginning to take root.  For the second quarter 2016, we achieved our highest second quarter on-time performance in the last five years.  We still have a lot of work to do to achieve consistent reliability and improve our customer’s overall experience, but I want to thank and congratulate the team for the progress made during the quarter."

Revenue Performance
For the second quarter 2016, Spirit's total operating revenue was $584.1 million, an increase of 5.5 percent compared to the second quarter 2015, driven by an increase in flight volume offset by a decrease in operating yields.

Total revenue per passenger flight segment ("PFS") for the second quarter 2016 decreased 15.0 percent, or $18.40, year over year to $104.19, primarily driven by a 22.6 percent, or $15.48, decrease in ticket revenue per PFS. Non-ticket revenue declined 5.4 percent, or $2.92, year over year on a per flight segment basis to $51.32. Although non-ticket revenue per passenger segment remains relatively stable, the Company has experienced modest pressure on take rates for certain ancillary items which it believes is correlated to low fare levels in its markets. The Company has several new initiatives it plans to begin phasing in by year-end that should help mitigate these and other deflationary non-ticket pressures.

Cost Performance
Total GAAP operating expenses, including special items of $8.6 million4 primarily related to lease termination charges, increased 7.2 percent, or $31.2 million, year over year to $462.3 million. Adjusted operating expense for the second quarter 2016 increased 4.5 percent, or $19.7 million, to $453.7 million5 on a capacity increase of 23.1 percent year over year.

Aircraft fuel expense decreased in the second quarter of 2016 by 11.5 percent, or $14.7 million, compared to the same period last year, due primarily to a 29.3 percent decrease in the average economic fuel cost per gallon6, partially offset by a 22.0 percent increase in fuel gallons consumed.

Spirit reported second quarter 2016 cost per available seat mile ("ASM") excluding special items and fuel (“Adjusted CASM ex-fuel”)3 of 5.30 cents, a decrease of 8.6 percent compared to the same period last year. The primary drivers of this improvement were lower aircraft rent per ASM this year, primarily driven by a change in the mix of leased and purchased aircraft, as well as higher expense in the second quarter last year related to an unusual number of flight cancellations and delays. Additionally, the Company purchased one A319 aircraft formerly under a lease arrangement and negotiated four A319 aircraft lease extensions during the quarter, which contributed to lower aircraft rent per ASM.

"I am pleased to say that we remain on track to achieve adjusted CASM ex-fuel of about flat for the full year 2016," said Ted Christie, Spirit's Chief Financial Officer. "Maintaining our ultra-low unit costs is core for Spirit, and our investments in operational improvement will yield benefits to the cost structure over the next year. Consistent financial performance in a wide variety of macro environments is a true differentiator for the Spirit story, and one that will prove even more valuable as we head into the latter part of this decade."

Labor
During the second quarter, Spirit's flight attendants, represented by the Association of Flight Attendants - CWA ("AFA-CWA"), ratified an agreement for a five-year contract. Also, during the second quarter, the Company's ramp service team members at Fort Lauderdale-Hollywood International Airport, represented by the International Associations of Machinists ("IAM"), also ratified an agreement for a five-year contract.

Fleet
During the second quarter 2016, Spirit took delivery of 4 new aircraft (1 A320ceo and 3 A321ceo aircraft), ending the quarter with 87 aircraft in its fleet.  Also, during the quarter, Spirit purchased one A319 off lease and extended leases on four additional A319 aircraft.

Share Repurchase
Under its current share repurchase authorization, Spirit repurchased approximately 1.2 million shares during the second quarter for $51.3 million.

Recent New Service Announcements
Boston - Orlando (10/7/16)
Philadelphia - Orlando (10/7/16)
Newark - Fort Lauderdale (10/30/16)
Newark - Orlando (10/30/16)
Kansas City - Orlando (11/10/16)
Akron-Canton - Fort Lauderdale (11/10/16)
Akron-Canton - Orlando (11/10/16)
Akron-Canton - Tampa* (11/10/16)
Akron-Canton - Fort Myers* (11/11/16)
Niagara Falls - Orlando (11/17/16)
Plattsburgh - Orlando (11/17/16
Baltimore - Fort Myers (11/10/16)
Baltimore - Tampa (11/10/16)
Newark - Myrtle Beach (3/9/17)
Akron-Canton - Myrtle Beach (4/27/17)*
Fort Lauderdale - Havana, Cuba (TBD)**

*seasonal
**Tentatively awarded by the Department of Transportation (DOT). Final DOT determination is expected during the third quarter 2016.

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results today, July 29, 2016, at 9:00 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines:
Spirit Airlines (NASDAQ: SAVE) is committed to offering the lowest total price to the places we fly, on average much lower than other airlines. Our customers start with an unbundled, stripped-down Bare Fare™ and get Frill Control™ which allows them to pay only for the options they choose - like bags, seat assignments and refreshments - the things other airlines bake right into their ticket prices. We help people save money and travel more often, create new jobs and stimulate business growth in the communities we serve. With our Fit Fleet™, the youngest fleet of any major US airline, we operate more than 425 daily flights to 56 destinations in the U.S., Latin America and the Caribbean. Come save with us at www.spirit.com.

Investors are encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, for additional information regarding the Company.

End Notes

(1)	See "Reconciliation of Adjusted Net Income to GAAP Net Income" table below for more details.
(2) See "Reconciliation of Adjusted Operating Income to GAAP Operating Income" table below for more details.

(3)	See "Calculation for Return on Invested Capital" table below for more details.

(4)	See "Special Items" table for more details.
(5) See "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table below for more details.
(6) See "Reconciliation of Economic Fuel Expense to GAAP Fuel Expense" table below for more details.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below. Furthermore, such forward-looking statements speak only as of the date of this report. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Additional risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. You should carefully consider the risks described below and the other information in this report. If any of the following risks materialize, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SPIRIT AIRLINES, INC.
Statement of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
	2016	2015	Change	2016	2015	Change
Operating revenues:
Passenger	$296,401	$308,573	(3.9)	$569,027	$582,039	(2.2)
Non-ticket	287,732	244,848	17.5	553,249	464,737	19.0
Total operating revenues	584,133	553,421	5.5	1,122,276	1,046,776	7.2

Operating expenses:
Aircraft fuel	113,192	127,907	(11.5)	199,174	240,333	(17.1)
Salaries, wages and benefits	112,930	97,037	16.4	229,340	186,094	23.2
Aircraft rent	49,864	53,127	(6.1)	102,066	105,915	(3.6)
Landing fees and other rents	39,944	33,364	19.7	74,751	63,910	17.0
Distribution	24,692	22,349	10.5	47,625	42,846	11.2
Maintenance, materials and repairs	20,627	21,271	(3.0)	41,567	40,431	2.8
Depreciation and amortization	24,957	17,139	45.6	48,066	32,002	50.2
Other operating	67,511	58,173	16.1	131,556	101,920	29.1
Loss on disposal of assets	529	415	27.5	743	1,010	(26.4)
Special charges	8,052	324	nm	24,254	749	nm
Total operating expenses	462,298	431,106	7.2	899,142	815,210	10.3

Operating income	121,835	122,315	(0.4)	223,134	231,566	(3.6)

Other (income) expense:
Interest expense	10,166	4,419	nm	18,226	7,231	nm
Capitalized interest	(2,771)	(2,829)	(2.1)	(6,096)	(5,362)	13.7
Interest income	(1,447)	(177)	nm	(3,013)	(311)	nm
Other expense	157	44	256.8	227	116	95.7
Total other (income) expense	6,105	1,457	nm	9,344	1,674	nm

Income before income taxes	115,730	120,858	(4.2)	213,790	229,892	(7.0)
Provision for income taxes	42,646	44,154	(3.4)	78,786	84,186	(6.4)
Net income	$73,084	$76,704	(4.7)	$135,004	$145,706	(7.3)
Basic earnings per share	$1.03	$1.06	(2.8)	$1.90	$2.00	(5.0)
Diluted earnings per share	$1.03	$1.05	(1.9)	$1.89	$1.99	(5.0)

Weighted average shares, basic	70,770	72,518	(2.4)	71,173	72,784	(2.2)
Weighted average shares, diluted	70,913	72,801	(2.6)	71,347	73,083	(2.4)

SPIRIT AIRLINES, INC.
Statements of Comprehensive Income
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Net income	$73,084	$76,704	$135,004	$145,706
Unrealized gain (loss) on interest rate derivative instruments, net of deferred taxes of $0, $749, $0 and ($191)	—	1,238	—	(356)
Interest rate swap losses reclassified into earnings	88	—	178	—
Other comprehensive income (loss)	$88	$1,238	$178	$(356)
Comprehensive income	$73,172	$77,942	$135,182	$145,350

SPIRIT AIRLINES, INC.
Balance Sheets
(unaudited, in thousands)

	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$1,014,080	$803,632
Accounts receivable, net	40,650	28,266
Aircraft maintenance deposits	77,590	73,415
Prepaid income taxes	2,835	72,278
Prepaid expenses and other current assets	48,624	48,749
Total current assets	1,183,779	1,026,340

Property and equipment:
Flight equipment	1,225,219	827,282
Ground and other equipment	103,986	82,459
Less accumulated depreciation	(90,577)	(65,524)
	1,238,628	844,217
Deposits on flight equipment purchase contracts	249,360	286,837
Long-term aircraft maintenance deposits	201,925	206,485
Deferred heavy maintenance, net	75,172	89,127
Other long-term assets	81,336	77,539
Total assets	$3,030,200	$2,530,545

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$27,728	$17,043
Air traffic liability	283,851	216,831
Current maturities of long-term debt	78,596	49,637
Other current liabilities	217,370	182,729
Total current liabilities	607,545	466,240

Long-term debt, less current maturities	836,418	596,693
Long-term deferred income taxes	267,379	221,481
Deferred gains and other long-term liabilities	19,541	20,821
Shareholders’ equity:
Common stock	7	7
Additional paid-in-capital	547,763	544,277
Treasury stock, at cost	(180,756)	(116,182)
Retained earnings	933,758	798,754
Accumulated other comprehensive loss	(1,455)	(1,546)
Total shareholders’ equity	1,299,317	1,225,310
Total liabilities and shareholders’ equity	$3,030,200	$2,530,545

SPIRIT AIRLINES, INC.SPIRIT AIRLINES, INC.
Statement of Cash Flows
(unaudited, in thousands)

	Six Months Ended June 30,
	2016	2015
Operating activities:
Net income	135,004	145,706
Adjustments to reconcile net income to net cash provided by operations:
Unrealized losses on open derivative contracts, net	—	4,257
Losses reclassified from other comprehensive income	178	—
Equity-based compensation	3,905	4,743
Allowance for doubtful accounts	221	8
Amortization of deferred gains and losses	2,810	397
Depreciation and amortization	48,066	32,002
Deferred income tax expense	45,810	559
Loss on disposal of assets	743	1,010
Lease termination cost	24,254	—
Changes in operating assets and liabilities:
Accounts receivable	(12,662)	(8,137)
Aircraft maintenance deposits	(29,721)	(4,621)
Prepaid income taxes	69,444	—
Long-term deposits and other assets	(22,055)	(10,930)
Accounts payable	3,024	7,856
Air traffic liability	66,531	90,056
Other liabilities	25,269	36,728
Net cash provided by operating activities	360,821	299,634
Investing activities:
Proceeds from sale of property and equipment	50	—
Pre-delivery deposits for flight equipment, net of refunds	(60,772)	(70,971)
Capitalized interest	(4,554)	(2,763)
Purchase of property and equipment	(303,175)	(308,163)
Net cash used in investing activities	(368,451)	(381,897)
Financing activities:
Proceeds from issuance of long-term debt	300,547	296,000
Proceeds from stock options exercised	92	23
Payments on debt and capital lease obligations	(19,665)	(8,940)
Proceeds from sale and leaseback transactions	—	7,300
Excess tax benefit (deficiency) from equity-based compensation	(511)	8,504
Repurchase of common stock	(62,278)	(79,415)
Debt issuance costs	(107)	(4,669)
Net cash provided by financing activities	218,078	218,803
Net increase in cash and cash equivalents	210,448	136,540
Cash and cash equivalents at beginning of period	803,632	632,784
Cash and cash equivalents at end of period	$1,014,080	$769,324
Supplemental disclosures
Cash payments for:
Interest, net of capitalized interest	$21,804	$1,758
Income taxes paid, net of refunds	$(36,142)	$54,198

SPIRIT AIRLINES, INC.
Selected Operating Statistics (unaudited)

	Three Months Ended June 30,
Operating Statistics	2016	2015	Change
Available seat miles (ASMs) (thousands)	6,419,419	5,213,299	23.1%
Revenue passenger miles (RPMs) (thousands)	5,549,411	4,481,064	23.8%
Load factor (%)	86.4	86.0	0.4 pts
Passenger flight segments (thousands)	5,606	4,514	24.2%
Block hours	98,399	83,861	17.3%
Departures	38,025	32,164	18.2%
Total operating revenue per ASM (TRASM) (cents)	9.10	10.62	(14.3)%
Average yield (cents)	10.53	12.35	(14.7)%
Average ticket revenue per passenger flight segment ($)	52.87	68.35	(22.6)%
Average non-ticket revenue per passenger flight segment ($)	51.32	54.24	(5.4)%
Total revenue per passenger flight segment ($)	104.19	122.59	(15.0)%
CASM (cents)	7.20	8.27	(12.9)%
Adjusted CASM (cents) (1)	7.07	8.33	(15.1)%
Adjusted CASM ex-fuel (cents) (2)	5.30	5.80	(8.6)%
Fuel gallons consumed (thousands)	77,013	63,134	22.0%
Average economic fuel cost per gallon ($)	1.47	2.08	(29.3)%
Aircraft at end of period	87	73	19.2%
Average daily aircraft utilization (hours)	12.7	12.9	(1.6)%
Average stage length (miles)	971	974	(0.3)%

	Six Months Ended June 30,
Operating Statistics	2016	2015	Change
Available seat miles (ASMs) (thousands)	12,402,423	9,942,762	24.7%
Revenue passenger miles (RPMs) (thousands)	10,619,724	8,498,622	25.0%
Load factor (%)	85.6	85.5	0.1	pts
Passenger flight segments (thousands)	10,594	8,494	24.7%
Block hours	191,943	160,896	19.3%
Departures	73,185	61,208	19.6%
Total operating revenue per ASM (TRASM) (cents)	9.05	10.53	(14.1)%
Average yield (cents)	10.57	12.32	(14.2)%
Average ticket revenue per passenger flight segment ($)	53.71	68.52	(21.6)%
Average non-ticket revenue per passenger flight segment ($)	52.22	54.71	(4.6)%
Total revenue per passenger flight segment ($)	105.93	123.23	(14.0)%
CASM (cents)	7.25	8.20	(11.6)%
Adjusted CASM (cents) (1)	7.05	8.20	(14.0)%
Adjusted CASM ex-fuel (cents) (2)	5.44	5.76	(5.6)%
Fuel gallons consumed (thousands)	147,563	119,857	23.1%
Average economic fuel cost per gallon ($)	1.35	2.02	(33.2)%
Average daily aircraft utilization (hours)	12.8	12.8	—
Average stage length (miles)	983	982	0.1%

(1)	Excludes special items.

(2)	Excludes economic fuel expense and special items.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Special Items

	Three Months Ended
	June 30,
(in thousands)	2016	2015
Operating special items include the following (1):
Unrealized losses (gains) related to fuel derivative contracts	$—	$(3,669)
Loss on disposal of assets	529	415
Special charges	8,052	324
Total operating special items	$8,581	$(2,930)

Reconciliation of Adjusted Operating Expense to GAAP Operating Expense
(unaudited)

	Three Months Ended
	June 30,
(in thousands, except CASM data in cents)	2016	2015
Total operating expenses, as reported	$462,298	$431,106
Less operating special items (1)	8,581	(2,930)
Adjusted operating expenses, non-GAAP (2)	453,717	434,036
Less: Economic fuel expense	113,192	131,576
Adjusted operating expenses excluding fuel, non-GAAP (3)	$340,525	$302,460

Available seat miles	6,419,419	5,213,299

CASM (cents)	7.20	8.27
Adjusted CASM (cents) (2)	7.07	8.33
Adjusted CASM ex-fuel (cents) (3)	5.30	5.80

(1)
Special items include unrealized gains and losses related to outstanding fuel derivative contracts, loss on disposal of assets, and special charges. Special charges for the second quarter 2016 are primarily related to lease termination costs.

(2)	Excludes operating special items.

(3)	Excludes operating special items and economic fuel expense as described in the "Reconciliation of Economic Fuel Expense to GAAP Fuel Expense" table below.

Reconciliation of Adjusted Net Income to GAAP Net Income
(unaudited)

	Three Months Ended
	June 30,
(in thousands, except per share data)	2016	2015
Net income, as reported	$73,084	$76,704
Add: Provision for income taxes	42,646	44,154
Income before income taxes, as reported	115,730	120,858
Pre-tax margin, GAAP	19.8%	21.8%
Add operating special items (1)	8,581	(2,930)
Income before income taxes, non-GAAP (2)	124,311	117,928
Adjusted pre-tax margin, non-GAAP (2)	21.3%	21.3%
Provision for income taxes (3)	45,808	43,084
Adjusted net income, non-GAAP (2)(3)	$78,503	$74,844

Weighted average shares, diluted	70,913	72,801

Adjusted net income per share, diluted (2)(3)	$1.11	$1.03

Reconciliation of Adjusted Operating Income to GAAP Operating Income
(unaudited)

	Three Months Ended
	June 30,
(in thousands)	2016	2015
Operating income, as reported	$121,835	$122,315
Operating margin, GAAP	20.9%	22.1%
Add operating special items (1)	8,581	(2,930)
Adjusted operating income, non-GAAP (2)	$130,416	$119,385
Adjusted operating margin, non-GAAP (2)	22.3%	21.6%

(1)	See "Special Items" for more details.

(2)	Excludes operating special items.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income.

The Company believes economic fuel expense is the best measure of the effect fuel prices are currently having on our business, because it most closely approximates the net cash outflow associated with purchasing fuel used for our operations during the period. Economic fuel expense is defined as into-plane fuel expense, realized gains or losses on derivative contracts, plus the economic premium expense related to fuel option contracts in the period the option is benefiting. The key difference between aircraft fuel expense as recorded in our statement of operations and economic fuel expense is unrealized mark-to-market changes in the value of aircraft fuel derivatives outstanding and the timing of premium gain or loss recognition on our outstanding fuel option contracts. Many industry analysts evaluate airline results using economic fuel expense, and it is used in our internal management reporting.
Reconciliation of Economic Fuel Expense to GAAP Fuel Expense
(unaudited)

	Three Months Ended
	June 30,
(in thousands, except per gallon data)	2016	2015
Fuel expense
Aircraft fuel, as reported	$113,192	$127,907
Less:
Unrealized losses (gains) related to fuel derivative contracts	—	(3,669)
Economic fuel expense, non-GAAP	$113,192	$131,576

Fuel gallons consumed	77,013	63,134

Economic fuel cost per gallon, non-GAAP	$1.47	$2.08

Calculation of Return on Invested Capital
(unaudited)

Twelve Months Ended
(in thousands)	June 30, 2016
Operating Income	$500,690
Add operating special items (1)	23,609
Adjustment for aircraft rent	207,682
Adjusted operating income (2)	731,981
Tax (37.0%) (3)	270,833
Adjusted operating income, after-tax	461,148
Invested Capital
Total debt	$915,014
Book equity	1,299,317
Less: Unrestricted cash	1,014,080
Add: Capitalized aircraft operating leases (7x Aircraft Rent)	1,453,774
Total invested capital	2,654,025

Return on invested capital (ROIC), pre-tax (2)	27.6%
Return on invested capital (ROIC), after-tax (2)(3)	17.4%

(1)	Special items include unrealized gains or losses related to outstanding fuel derivative contracts, loss on disposal of assets, and special charges primarily related to lease termination costs.

(2)	Excludes special items as described above.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income for the twelve months ended June 30, 2016.
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